Exhibit 10.2

ENROCHEM LIMITED

c/o Enrochem PTE Ltd.

03-04

#UE Bizhub Central

12 Ang Mo Kio, St. 64

Singapore 34773

September 6, 2017

AFH Holding & Advisory LLC

c/o CKR Law LLP

1330 Avenue of the Americas, 14th Floor

New York, New York 10019

Attn: Jeffrey A. Rinde, Esq. and Amir Heshmatpour

Tel: +1-310-721-4391

Email: amirhesh@me.com

This letter agreement (“Letter Agreement”) is made and entered into as of September 6, 2017, by and among by and among Enrochem Limited, an English limited company (“Buyer”), AFH Acquisition IX, Inc., a Delaware corporation (the “Corporation”), and AFH Holding & Advisory LLC, a Delaware limited liability company (“Seller”) and amends that certain Stock Purchase Agreement, dated August 30, 2017, by and among Buyer, Corporation and Seller. Capitalized terms used but not defined herein shall have the meanings given such terms in the Stock Purchase Agreement.

The Buyer, Corporation and Seller entered into that certain Stock Purchase Agreement, dated August 30, 2017 (the “Purchase Agreement”), pursuant to which Buyer purchased from Seller all of the outstanding capital stock of Corporation.

Buyer was inadvertently misidentified as “Enrochem (UK), Ltd.” in the Purchase Agreement, and the parties hereto desire to amend the Purchase Agreement to replace all references with to “Enrochem (UK), Ltd.” with “Enrochem Limited”.

NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.	Amendment to Purchase Agreement. The Purchase Agreement is hereby amended by deleting all references to “Enrochem (UK), Ltd.” and replacing each such reference with “Enrochem Limited”. The parties agree and acknowledge that Enrochem (UK), Ltd. was inadvertently misidentified as the Buyer in the Purchase Agreement and that it was intended that Enrochem Limited would be the Buyer under the Purchase Agreement for all purposes.

2.	Effect of Amendment. This Amendment is supplementary to and modifies the Purchase Agreement. In the event of any conflict between the terms of this Amendment and the Purchase Agreement, the terms of this Amendment shall govern. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

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3.	Miscellaneous. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Amendment shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party, it being understood that the parties need not execute the same counterpart. Facsimile signatures or signatures received as a portable document format (PDF) attachment to electronic mail shall be treated as original signatures for all purposes hereunder.

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IN WITNESS WHEREOF, the parties have executed and delivered this Letter Agreement as of the date first written above.

CORPORATION:

AFH ACQUISITION IX, INC.

By:
Name:
Title:

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SELLER:

AFH HOLDING & ADVISORY LLC

By:
Name:
Title:

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BUYER:

ENROCHEM LIMITED

By:
Name:
Title:

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